Exhibit (a)(1)(G)

Forms of Reminder E-mails—Dates may change if offer expiration date is extended

June 6, 2008—Two Weeks After Offer to Purchase Commences

We have just completed the second week of Getty Images, Inc.’s stock option purchase offer with respect to outstanding options. The offer to purchase your options in exchange for a cash payment will expire at 9:00 a.m., Pacific Time, on June 23, 2008, unless we extend the offer. If you would like to participate in this offer, you must complete and sign the election form which was previously provided to you, and return it to Lisa Calvert by (a) facsimile at fax number (206) 925-5627, (b) email to lisa.calvert@gettyimages.com or (c) hand delivery or interoffice mail at Getty Images, Inc., 601 N. 34th Street, Seattle, Washington 98103, on or before 9:00 a.m., Pacific Time, on June 23, 2008, or on such later date if the offer is extended. Only responses that are completed, signed, and actually received by Lisa Calvert by the deadline will be accepted. Responses submitted by any other means, including U.S. mail or other post and Federal Express are not permitted.

If you have questions, please direct them to Lisa Calvert (lisa.calvert@gettyimages.com or (206) 925-6415), Anne Boyden (anne.boyden@gettyimages.com or (206) 925-6406), Suzanne Sanders (suzanne.sanders@gettyimages.com or (206) 925-6769) or Lesley Brady (lesley.brady@gettyimages.com or +44-20-7428-5191).

If you do not participate in this offer and the merger is completed, you will not receive any payments or other consideration for your options in connection with the completion of the merger with an affiliate of Hellman & Friedman LLC. In addition, if you do not participate in this offer and the merger is completed, there will not be a public market for the shares of Getty Images, Inc.’s common stock that you may acquire upon any future exercise of your options.

This notice does not constitute the offer to purchase. The full terms of the offer are described in (a) the Offer to Purchase for Cash all Outstanding Options to Purchase Common Stock, (b) the letter from Jonathan D. Klein, dated May 23, 2008, (c) your personal options statement, (d) the election form and (e) the withdrawal form. You may also access these documents through the U.S. Securities and Exchange Commission’s website at http://www.sec.gov.

June 16, 2008—Final Week

We are entering the final week of Getty Images, Inc.’s stock option purchase offer with respect to outstanding options. After today, there are seven days left to make your election. The offer to purchase your options in exchange for a cash payment will expire at 9:00 a.m., Pacific Time, on June 23, 2008, unless we extend the offer. If you would like to participate in this offer, you must complete and sign the election form which was previously provided to you, and return it to Lisa Calvert by (a) facsimile at fax number (206) 925-5627, (b) email to lisa.calvert@gettyimages.com or (c) hand delivery or interoffice mail at Getty Images, Inc., 601 N. 34th Street, Seattle, Washington 98103, on or before 9:00 a.m., Pacific Time, on June 23, 2008, or on such later date if the offer is extended. Only responses that are completed, signed, and actually received by Lisa Calvert by the deadline will be accepted. Responses submitted by any other means, including U.S. mail or other post and Federal Express are not permitted.

If you have questions, please direct them to Lisa Calvert (lisa.calvert@gettyimages.com or (206) 925-6415), Anne Boyden (anne.boyden@gettyimages.com or (206) 925-6406), Suzanne Sanders (suzanne.sanders@gettyimages.com or (206) 925-6769) or Lesley Brady (lesley.brady@gettyimages.com or +44-20-7428-5191).

If you do not participate in this offer and the merger is completed, you will not receive any payments or other consideration for your options in connection with the completion of the merger with an affiliate of Hellman & Friedman LLC. In addition, if you do not participate in this offer and the merger is completed, there will not be a public market for the shares of Getty Images, Inc.’s common stock that you may acquire upon any future exercise of your options.

This notice does not constitute the offer to purchase. The full terms of the offer are described in (a) the Offer to Purchase for Cash all Outstanding Options to Purchase Common Stock, (b) the letter from Jonathan D. Klein, dated May 23, 2008, (c) your personal options statement, (d) the election form and (e) the withdrawal form. You may also access these documents through the U.S. Securities and Exchange Commission’s website at http://www.sec.gov.

June 23, 2008—Last Day (Offer Expiration Date)

Today is the last day to elect to tender your outstanding options in exchange for a cash payment as part of Getty Images, Inc.’s stock option purchase offer with respect to outstanding options. The offer will expire at 9:00 a.m., Pacific Time, today, June 23, 2008, or on such later date if the offer is extended. If you would like to participate in this offer, you must complete and sign the election form which was previously provided to you, and return it to Lisa Calvert by (a) facsimile at fax number (206) 925-5627, (b) email to lisa.calvert@gettyimages.com or (c) hand delivery or interoffice mail at Getty Images, Inc., 601 N. 34th Street, Seattle, Washington 98103, on or before 9:00 a.m., Pacific Time, today, or on such later date if the offer is extended. Only responses that are completed, signed, and actually received by Lisa Calvert by the deadline will be accepted. Responses submitted by any other means, including U.S. mail or other post and Federal Express are not permitted.

If you have questions, please direct them to Lisa Calvert (lisa.calvert@gettyimages.com or (206) 925-6415), Anne Boyden (anne.boyden@gettyimages.com or (206) 925-6406), Suzanne Sanders (suzanne.sanders@gettyimages.com or (206) 925-6769) or Lesley Brady (lesley.brady@gettyimages.com or +44-20-7428-5191).

If you do not participate in this offer and the merger is completed, you will not receive any payments or other consideration for your options in connection with the completion of the merger with an affiliate of Hellman & Friedman LLC. In addition, if you do not participate in this offer and the merger is completed, there will not be a public market for the shares of Getty Images, Inc.’s common stock that you may acquire upon any future exercise of your options.

This notice does not constitute the offer to purchase. The full terms of the offer are described in (a) the Offer to Purchase for Cash all Outstanding Options to Purchase Common Stock, (b) the letter from Jonathan D. Klein, dated May 23, 2008, (c) your personal options statement, (d) the election form and (e) the withdrawal form. You may also access these documents through the U.S. Securities and Exchange Commission’s website at http://www.sec.gov.

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